Exhibit 23.2

March 1, 2013

Vanguard Natural Resources, LLC
5847 San Felipe Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-168177 and 333-179050) and on Form S-4 (Number 333-175944) and on Form S-8 (Number 333-152448) of Vanguard Natural Resources, LLC and in the related Prospectus (collectively, the “Registration Statement”) of the Annual Report on Form 10-K of Vanguard Natural Resources, LLC for the year ended December 31, 2012, which uses the name DeGolyer and MacNaughton, refers to DeGolyer and MacNaughton, and incorporates information contained in our letter as of December 31, 2012, on the proved oil, natural gas liquids, and natural gas reserves and future net revenues of Vanguard Natural Resources, LLC dated February 28, 2013, under the heading “Item 1.  Business” and “Item 2.  Properties”.  We further consent to the use of our name in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716